UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2010

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference in this Item 1.01.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On February 16, 2010, Abbott Laboratories announced that it had completed its acquisition of the pharmaceutical (including vaccine) and diagnostics businesses of the Solvay Group.  As part of the acquisition, pursuant to an amendment to the agreement included as Exhibit 2.1 hereto, Abbott has agreed that certain intercompany arrangements between the Solvay Group and the business acquired by Abbott will be directly transferred to Abbott.  The acquisition was completed on February 15, 2010.  A copy of the amendment is attached as Exhibit 2.2.  A copy of the press release announcing the completion of the acquisition transaction is attached as Exhibit 99.1.

The acquired business constitutes the global pharmaceutical business of the Solvay Group. The acquired business manufactures and distributes medical products in the therapeutic areas of neuroscience, cardiometabolic, influenza vaccines, gastroenterology, and men’s and women’s health.

The acquired business was purchased by Abbott from Solvay, S.A., a Belgian company and the corporate parent of the Solvay Group. The purchase price for the acquisition was EUR 4.5 billion, or approximately $6.2 billion, paid by Abbott from cash on hand.   The transaction also includes payments of up to EUR 300 million if certain sales milestones are met between 2011 and 2013.

—Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2008.  Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

Item 9.01                                         Financial Statements and Exhibits.

Exhibit No.	Exhibit

2.1

Stock and Asset Purchase Agreement among Solvay, S.A. and the other Sellers (as defined in the Agreement) and Abbott Laboratories and the other Buyers (as defined in the Agreement), dated as of September 26, 2009 (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the Registrant’s fiscal quarter ended September 30, 2009).

2.2

Amendment No.1, dated February 15, 2010, to Stock and Asset Purchase Agreement among Solvay, S.A. and the other Sellers (as defined in the Agreement) and Abbott Laboratories and the other Buyers (as defined in the Agreement), dated as of September 26, 2009.

99.1	Press Release dated February 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: February 16, 2010	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1

Stock and Asset Purchase Agreement among Solvay, S.A. and the other Sellers (as defined in the Agreement) and Abbott Laboratories and the other Buyers (as defined in the Agreement), dated as of September 26, 2009 (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the Registrant’s fiscal quarter ended September 30, 2009).

2.2

Amendment No.1, dated February 15, 2010, to Stock and Asset Purchase Agreement among Solvay, S.A. and the other Sellers (as defined in the Agreement) and Abbott Laboratories and the other Buyers (as defined in the Agreement), dated as of September 26, 2009.

99.1	Press Release dated February 16, 2010.